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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

REGISTRY MAGIC INCORPORATED
BOCA RATON, FLORIDA


We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-4 of our report dated November 3, 2000, relating to the financial statements of Registry Magic Incorporated. Our report contains an explanatory paragraph regarding Registry Magic Incorporated's ability to continue as a going concern. We also consent to the reference to us under the caption "Experts" in the prospectus.

BDO SEIDMAN, LLP

Miami, Florida
May 10, 2001